EXHIBIT 10.1

Portions of this Exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933. Such omissions are designated as ***.

Execution Copy

DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (this “Agreement”) is made and entered into this 1st day of June 2005, by and between SSL International plc, a limited liability company organized under the laws of England with principal offices at Venus, No. 1 Old Park Lane, Manchester England M41 7HA (“Distributor”), and OraSure Technologies, Inc., a corporation organized under the laws of the State of Delaware, U.S.A., with principal offices at 220 East First Street, Bethlehem, Pennsylvania 18015-1360 (“OSUR”).

BACKGROUND

OSUR has exclusive rights to develop, manufacture, market, sell and distribute the Product (as defined below) for the treatment of ordinary warts and plantar warts (verrucas) by means of a refrigerant. OSUR desires to grant to Distributor the right to import, market, sell and distribute the Product under the Distributor Trademarks (as defined below) on an exclusive basis in certain markets within certain geographic territories, and Distributor desires to accept such rights, all in accordance with the terms and subject to the conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises and covenants contained in this Agreement, OSUR and Distributor, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS.

1.1. “Affiliate” means, when used with reference to either Distributor or OSUR, any person or entity directly or indirectly controlling, controlled by or under common control with Distributor or OSUR, as the case may be. For purposes of this Agreement, “control” (including with correlative meanings “controlling,” “controlled by,” or “under common control with”) means: (a) the direct or indirect ownership, in the aggregate, of at least 50% of the outstanding voting securities of an entity; (b) the right to receive directly or indirectly, in the aggregate, at least 50% of the profits or earnings of an entity; or (c) the right or power, directly or indirectly, to direct or cause the direction of the policy decisions of an entity, whether by ownership of voting securities, contract or otherwise.

1.2. “Assembly Contractor” means the contractors designated by OSUR to manufacture and assemble the Product purchased hereunder.

1.3. “Business Day” means any day other than a Saturday, Sunday or day on which the Federal Reserve Bank of Philadelphia, Pennsylvania, U.S.A., is closed, or which constitutes a national holiday in the United Kingdom.

1.4. “Competing Product” shall have the meaning set forth in Section 3.1.5(a).

1.5. “Claims” shall have the meaning set forth in Section 9.2.1.

1.6. “Contract Year” means, with respect to the first Contract Year, the period beginning on the Effective Date and ending on December 31, 2005 and, with respect to each subsequent Contract Year, the calendar year beginning on the date immediately following the end of the preceding Contract Year.

1.7. “Country” means any of the countries within the Territory, as listed in Exhibit A.

1.8. “Distributor Components” shall have the meaning set forth in Section 4.2.

1.9. “Effective Date” means the date first written above.

1.10. “Improved Product” shall have the meaning set forth in Section 4.4.4(b).

1.11. “Index” shall have the meaning set forth in Section 4.4.2.

1.12. “Initial Term” shall have the meaning set forth in Section 12.1.

1.13. “ISO Standards” shall have the meaning set forth in Section 4.8.2.

1.14. “Losses” shall have the meaning set forth in Section 9.2.1.

1.15. “Medical Device Directive” shall have the meaning set forth in Section 6.1.

1.16. “OTC Market” means the over-the-counter or consumer market within the Territory for selling Product through retail outlets or wholesalers serving such retail outlets, in the Territory solely for ultimate purchase and home use by consumers in the Territory without any prescription from, a medical professional or health care practitioner.

1.17. “Passive Sales” shall have the meaning set forth in Section 2.2.

1.18. “Price” shall have the meaning set forth in Section 4.4.1.

1.19. “Price Adjustment Notice” shall have the meaning set forth in Section 4.4.2.

1.20. “Product” means the patented cryosurgical removal system that is developed, assembled, manufactured, marketed and sold by OSUR or its Affiliates or designees pursuant to this Agreement, for the purpose of treating ordinary warts and plantar warts, and meets the Specifications.

1.21. “Prohibited Entity” shall have the meaning set forth in Section 12.2.5.

1.22. “Purchase Order” shall have the meaning set forth in Section 4.5.

1.23. “QSR” shall have the meaning set forth in Section 4.8.2.

1.24. “Quarterly Period” means each successive period of three (3) months in a Contract Year with the first such three (3) month period beginning on the first day of such Contract Year.

1.25. “Renewal Term” shall have the meaning set forth in Section 12.1.

1.26. “Replacement Product” shall have the meaning set forth in Section 4.9.

1.27. “Specifications” means the Product specifications set forth in Exhibit B to this Agreement, as such specifications may be modified or amended pursuant to Section 4.4.4 of this Agreement.

1.28. “Term” shall have the meaning set forth in Section 12.1.

1.29. “Territory” means all of the Countries listed in Exhibit A to this Agreement.

1.30. “Territory A Countries” means the ***.

1.31. “Territory A Minimum Quantity” means, with respect to each Contract Year, the quantity of Units of Product for each of the Territory A Countries as set forth in Exhibit C, which are required to be purchased by Distributor during such Contract Year.

1.32. “Territory B Countries” means all Countries in the Territory except for the Territory A Countries.

1.33. “Third Party Supplier” shall have the meaning set forth in Section 4.9.

1.34. “Total Territory Minimum Quantity” means, with respect to each Contract Year, the aggregate quantity of Units of Product for all Countries in the Territory as set forth in Exhibit C, which are required to be purchased by Distributor during such Contract Year.

1.35. “Total Territory B Minimum Quantity” means, with respect to each Contract Year, the aggregate quantity of Units of Product for all Territory B Countries as set forth in Exhibit C, which are required to be purchased by Distributor during such Contract Year.

1.36. “Unit” means a single unit of Product as described in the Specifications.

1.37. “United Kingdom” means England, Scotland, Wales and Northern Ireland.

1.38. “Warranty Period” shall have the meaning set forth in Section 8.1.

2. APPOINTMENT.

2.1. Distribution Rights. In accordance with the terms and subject to the conditions contained in this Agreement, OSUR hereby grants to Distributor, on an exclusive basis during the Term, the right to market, promote, import, sell and distribute the Product solely in the OTC Market in the Territory, and Distributor hereby accepts such rights.

2.2. Reservation of Rights. OSUR expressly reserves to itself the exclusive right to import, market, promote, use, sell or distribute the Product, directly or indirectly, outside the Territory and in any market other than the OTC Market, including without limitation to physicians and other medical or healthcare professionals (the “Professional Market”) within the Territory. Furthermore, Distributor acknowledges and agrees that nothing in this Agreement shall preclude OSUR from manufacturing or assembling the Product, or having the Product manufactured or assembled, in any jurisdiction either within or outside of the Territory. The parties acknowledge that OSUR currently manufactures and imports, markets, sells and distributes its Histofreezer® cryosurgical removal product to the Professional Market in the Territory and elsewhere, and nothing in this Agreement shall preclude OSUR from importing, marketing, manufacturing, promoting, using, selling or distributing its Histofreezer® product, either directly or indirectly through one or more distributors, sub-distributors or agents, in the Professional Market in any Country or other territory or in any market outside of the OTC Market. OSUR will not sell any Product to any third party that OSUR knows or has reason to believe intends actively to sell the Product to the OTC Market in the Territory. Notwithstanding the foregoing, Distributor acknowledges that nothing in this Agreement is intended to preclude Passive Sales (as defined below) of the Product or the Histofreezer® products by OSUR, to the OTC Market in the European Union, within the meaning of Commission Regulation (EC) No. 2790/1999 of 22 December 1999 on the application of Article 81(3) of the Treaty to Categories of Vertical Agreements and Concerted Practices. For purposes of this Agreement, “Passive Sales” shall mean responding to unsolicited requests from individual customers for Product, such sales of Product to be made without actively approaching individual customers by for instance direct mail or visits, or through advertisements in media or other promotions specifically targeted at such customers, or by establishing a warehouse or distribution outlet in the territory in which such customers are located.

2.3. Sub-distributors. In exercising its rights hereunder, Distributor may engage sub-distributors or agents as provided in this Section 2.3. Distributor shall enter a written agreement with each sub-distributor or agent, requiring the sub-distributor or agent to comply with Distributor’s obligations under this Agreement with respect to distribution of the Product in the OTC Market in the Territory, including, without limitation, Sections 3.1.2, 3.1.4, 5.1 and 5.2. Upon request, Distributor shall provide a copy of the sub-distributor or agent agreement to OSUR. Distributor’s use of sub-distributors or agents does not relieve Distributor of any obligations under this Agreement.

2.4. Distributor’s Compensation. Distributor has no right to any compensation from OSUR. Distributor’s compensation, if any, will come from the margin between the Price it pays OSUR for the Product and the price at which it sells the Product under this Agreement into the OTC Market.

2.5. Independent Contractor. Distributor is an independent business and has no power, right, or authority to bind OSUR or to assume or to create any obligation or responsibility, express or implied, on behalf of OSUR. Distributor shall not take any action that could lead a third party to believe it has such authority. Nothing stated in this Agreement shall be construed as creating relationships of partners, employer and employee, franchiser and franchisee, or principal and agent between the parties.

2.6. Conversion to Non-Exclusive Rights. To the extent Distributor’s rights to the Product hereunder are converted from exclusive to non-exclusive rights, OSUR shall be permitted to market, promote, import, sell and distribute the Product in the OTC Market in the Territory, directly or indirectly through one or more distributors, sub-distributors or agents.

3. OBLIGATIONS.

3.1. By Distributor.

3.1.1. Level of Effort. Distributor shall use all commercially reasonable efforts to market, promote, sell and distribute the Product in the OTC Market. In connection therewith, Distributor shall maintain, at its own expense and subject to OSUR’s obligations under Section 3.2.2, an adequately trained staff to enable Distributor to fulfill its obligations under this Agreement.

3.1.2. Customer and Territorial Obligations. Distributor and OSUR acknowledge and agree that distribution of Product requires strict measures to ensure the proper identification, storage, tracking and transportation of the Product through its life cycle and significant commitments on the part of Distributor. For this reason, Distributor may market, promote and solicit sales of Product only to customers within the OTC Market in the Territory and to sub-distributors or agents who are licensed and contractually permitted, pursuant to the terms of this Agreement, to distribute Product in the OTC Market in the Territory. Distributor shall not sell the Product to customers who Distributor knows or has reason to believe intend to resell Products outside the OTC Market or Territory or whom OSUR or Distributor reasonably believes are facilitating such resale. Notwithstanding the above, OSUR acknowledges that nothing herein shall prohibit Passive Sales to non-OTC Market customers in the European Union, within the meaning of Commission Regulation (EC) No. 2790/1999 of 22 December 1999 on the application of Article 81(3) of the Treaty to Categories of Vertical Agreements and Concerted Practices. Distributor shall notify OSUR of any sale, order, resale or use of Product or other occurrence that violates this Section 3.1.2 promptly upon learning thereof.

3.1.3. Sales Leads Outside of the Territory or OTC Market.

(a) Without prejudice to Distributor’s rights under Section 5.3 with respect to Distributor Trademarks and under Section 3.1.2 with respect to Passive Sales, Distributor shall refer to OSUR all sales leads that come to its attention with respect to the sale or use of the Product outside of the Territory or OTC Market and, as soon as reasonably possible, inform OSUR of the identity of such sales lead. Distributor shall not be entitled to any commission, referral or finder fee or other remuneration for these referrals.

(b) Without prejudice to OSUR’s rights under Section 2.2 with respect to Passive Sales, OSUR shall refer to Distributor all sales leads that come to OSUR’s attention with respect to the sale or use of the Product in the OTC Market in the Territory and, as soon as reasonably possible, shall inform Distributor of the identity of such leads.

3.1.4. Compliance with Laws. Distributor shall comply with all applicable treaties, laws, rules and regulations in connection with its promotion, marketing, use, sale, import or distribution of the Product in the OTC Market, its supply of the Distributor Components hereunder and its performance of its obligations under this Agreement. Without limiting the generality of the foregoing, Distributor shall comply with all applicable regulatory approvals, clearances or registrations obtained for the import, promotion, marketing, sale or distribution of the Product in the OTC Market.

3.1.5. Exclusive Supply.

(a) During the period commencing on the Effective Date and ending on the last day of the sixth Contract Year and, subject to Section 3.1.5(b) below, during each subsequent Contract Year during the Term, Distributor and its Affiliates shall not, directly or indirectly, (a) import, market, manufacture, use, promote, sell, distribute or purchase any cryosurgical wart or lesion removal product that directly competes with the Product (a “Competing Product”) or (b) engage in, provide services for or acquire or hold a controlling (as defined in Section 1.1) interest in any company, entity or business (as owner, stockholder, partner, co-venturer, director, officer, employee, consultant or otherwise) that imports, manufactures, markets, promotes, sells or distributes a Competing Product. If any provision of this Section 3.1.5 shall be held unenforceable because of scope, duration or area of its applicability, it shall be deemed modified to the extent necessary to make it enforceable, while preserving its intent.

(b) The obligations of Section 3.1.5(a), above, shall automatically renew and continue in full force and effect on an annual basis for successive Contract Years after the sixth Contract Year, unless Distributor elects to terminate such obligations in accordance with this Section 3.1.5(b). Effective on the first day of any Contract Year after the sixth Contract Year, Distributor shall have the right to terminate its obligations under Section 3.1.5(a) by giving OSUR written notice of its election to terminate not less than twelve (12) months prior to the effective date of termination. In the event Distributor exercises its right to terminate its obligations under Section 3.1.5(a) as provided above, OSUR may, either (i) terminate this Agreement or (ii) convert Distributor’s rights hereunder to the Product from exclusive to non-exclusive rights, in each case effective as of the date Distributor’s obligations under Section 3.1.5(a) are terminated. In order to exercise its right to terminate this Agreement or convert Distributor’s rights, OSUR shall provide Distributor with written notice of such election within sixty (60) days after receipt of Distributor’s notice to terminate its obligations under Section 3.5.1(a). Notwithstanding anything to the contrary in this Agreement, if OSUR elects to terminate or convert Distributor’s rights hereunder pursuant to this Section 3.1.5(b), nothing in this Agreement shall preclude OSUR from preparing to sell the Product, either directly or indirectly, into the OTC Market after this Agreement is terminated or Distributor’s rights are converted, including without limitation conducting negotiations with new distributors and preparing marketing and promotional materials and plans. If OSUR elects to terminate this Agreement pursuant to this Section 3.1.5(b), Distributor shall pay OSUR a royalty which shall start at *** per unit of Competing Product sold by Distributor in the OTC Market in the Territory during the *** after the termination and shall be reduced by *** per unit for Competing Product sold during *** thereafter (i.e. the royalty rate shall be *** per unit during the *** period, *** per unit during the *** period, etc.); provided that Distributor shall no longer have any royalty obligation hereunder for any Competing Product sold after ***.

3.1.6. Marketing Plan. Distributor shall develop for each Contract Year a written annual plan for the marketing and sale of the Product in the OTC Market in each Country in the Territory. Distributor shall deliver such plan to OSUR for the first Contract Year within thirty (30) days after the Effective Date. Thereafter, Distributor shall deliver such a plan to OSUR for each subsequent Contract Year by September 1 of the preceding Contract Year. Additionally, Distributor shall provide OSUR with monthly updates of Distributor’s sales of Product by Country and all marketing and promotional activities for each month. Distributor shall consult with OSUR in the preparation of each annual sales and marketing plan. In addition, Distributor shall provide OSUR with access to all market, sales and customer research and data obtained by Distributor which relates to the Product or the OTC Market.

3.1.7. Training. Distributor shall establish reasonable procedures to ensure that all new customers and sub-distributors or agents authorized hereunder in the OTC Market in the Territory are shown how to make proper use of the Product, in accordance with Product labeling, package inserts and instructions and applicable regulatory approvals in the Territory.

3.1.8. Technical Agreement. Distributor shall enter into and comply with a Technical Agreement with OSUR substantially in the form of attached Exhibit E, which is incorporated herein by reference.

3.2. By OSUR.

3.2.1. Compliance with Laws. OSUR shall comply with all applicable treaties, laws, rules and regulations in connection with its provision of the Product to Distributor and its performance of its obligations under this Agreement.

3.2.2. Training. OSUR shall provide technical support and training to Distributor in the use and performance of the Product at a level comparable to the support and training customarily provided by OSUR in the ordinary course of business to its distributors, which training shall be at times and places and for durations mutually agreed to by the parties.

3.2.3. Technical Support. OSUR shall provide and maintain, at its own expense, adequate support services and a staff properly trained in all aspects of the Product to provide Distributor with such levels of technical support during the Term that are commercially reasonable in light of the then current and reasonably anticipated sales volumes of the Product in the OTC Market.

3.2.4. Competition. Except as permitted by Section 2.2, during the Term OSUR shall not, directly or indirectly, import, market, manufacture, use, promote, actively sell or distribute any cryosurgical wart or lesion removal product that directly competes with the Product in the OTC Market in the Territory. Notwithstanding the foregoing, OSUR shall be released of its obligation to comply with this Section 3.2.4 in each Country where Distributor’s rights to the Product are converted from exclusive to non-exclusive rights under this Agreement. If the provision of this Section 3.2.4 shall be held unenforceable because of scope, duration or area of its applicability, it shall be deemed modified to the extent necessary to make it enforceable, while preserving its intent.

3.2.5. Technical Agreement. OSUR shall enter into and comply with a Technical Agreement with Distributor substantially in the form of attached Exhibit E, which is incorporated herein by reference.

4. SUPPLY; ORDERING AND DELIVERY.

4.1. Requirements. In accordance with the terms and subject to the conditions contained in this Agreement, OSUR shall assemble (or cause to be assembled) and sell to Distributor, and Distributor shall purchase from OSUR, all of Distributor’s requirements for the Product to be imported, marketed, sold, used or distributed in the OTC Market in the Territory. OSUR’s obligation to assemble and supply Product to Distributor shall be subject to Distributor’s compliance with its obligation to supply Distributor Components as set forth in Section 4.2 below.

4.2. Supply of Distributor Components. In accordance with the terms of this Section 4.2, Distributor shall supply, at its sole cost, the following components and deliver such components, or cause such components to be delivered, to the Assembly Contractor for use in packaging and assembling Products purchased hereunder (the “Distributor Components”):

(i) Four-sided box (with glued ends, tear strip and hook) in 6 colors for each Unit of Product, with labeling approved by OSUR;

(ii) One-color package insert or instructions for each Unit of Product, in form approved by OSUR;

(iii) Security detection devices (Checkpoint or SensorMatic), if required;

(iv) One shipper box; and

(v) One shipper label.

OSUR shall assist Distributor in selecting third-party vendors located in the United States for the manufacture and supply of the Distributor Components. Once such a vendor(s) have been selected by OSUR and approved by Distributor (which approval shall not be unreasonably withheld, delayed or conditioned), Distributor shall order Distributor Components directly from such vendor(s) and OSUR shall assist Distributor in placing such orders to ensure timely delivery of Distributor Components to the Assembly Contractor. Distributor Components shall be supplied with sufficient lead-times and in sufficient quantities as directed by OSUR to permit the packaging and assembly of Product purchased hereunder and delivery of such Product to Distributor in accordance with Distributor’s Purchase Orders. Distributor shall directly pay each vendor for the Distributor Components supplied by such vendor. OSUR shall assist Distributor in ensuring that all Distributor Components are manufactured, stored and supplied in accordance with the Specifications and all applicable treaties, laws, rules and regulations within the Territory.

4.3. Terms and Conditions. The terms and conditions of this Agreement shall control all sales of Product by OSUR to Distributor. No different or additional terms and conditions on any purchase order, acknowledgment or other transmittal, whether a standard business form or otherwise, utilized by Distributor or OSUR in connection with the sale by OSUR of Product to Distributor shall be construed or deemed to be an amendment of or supplement to this Agreement or otherwise binding on either Distributor or OSUR.

4.4. Prices.

4.4.1. Product Price. Subject to Sections 4.4.2 and 4.4.4, below, Distributor shall pay OSUR the applicable price set forth in or determined pursuant to Exhibit D hereto, for each Unit purchased hereunder (the “Price”). The Price includes all costs of OSUR associated with the manufacture and packaging of the Products including raw materials and labor but excluding the cost of the Distributor Components. It is recognized that Products having different SKU or Part Numbers may be needed to reflect the use of language clusters for Product labeling and packaging and may result in different Prices for each separate SKU or Part Number. The need for separate SKU or Part Numbers and the appropriate Price therefore shall be determined by the parties and added to Exhibit D hereto. If Distributor requests, and OSUR agrees to provide, non-standard packaging for Product supplied hereunder, Distributor shall pay OSUR an additional fee for such packaging in accordance with OSUR’s then existing pricing policies.

4.4.2. Price Increases. The applicable Price payable by Distributor for Product may be adjusted, at either party’s option, at the beginning of *** and each *** thereafter during the Term, to an amount equal to the applicable Price then in effect, plus or minus the cumulative percentage increase or decrease, as the case may be, in the Index (as defined below) during the most recently completed 12-month period prior to delivery of the applicable Price Adjustment Notice (as defined below) for which the Index data (preliminary or final) is available. By December 1 of ***, the party desiring to exercise its right to adjust the Price hereunder will give the other party notice of any adjustment in the Price (the “Price Adjustment Notice”) for Product to be purchased during ***. For purposes of this Agreement, “Index” shall mean the Consumer

Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for Urban Wage Earners and Clerical Workers (Base Year 1982-84=100) for All Urban Areas. In the event that the compilation and/or publication of the Index shall be transferred to any other governmental department, bureau, or agency, or shall be discontinued, then the index most nearly the same as the Index shall be used.

4.4.3. Taxes; Freight; Duties; Etc. Prices for Product are EX WORKS (Incoterms 2000) the Assembly Contractor’s facilities and are exclusive of all sales, use, ad valorem and other similar taxes, customs, duties and other similar imports, fees and governmental charges, and freight, shipping and insurance charges. Any such charges shall be the sole responsibility of Distributor.

4.4.4. Product Improvement or Modification.

(a) Pending Modification. Distributor acknowledges that OSUR is currently developing a modified form of the Product. Based on the proposed design of such modified Product provided by OSUR to Distributor, it is agreed that it would be desirable to distribute the modified form of the Product, when available, into the OTC Market. Once the modified form of the Product is available, ***. The Specifications shall also be amended to reflect the foregoing modification. ***.

(b) Other Changes. OSUR may also, from time to time, without the prior consent of the Distributor, further improve any feature of the Product or change in any manner the technical specifications, features, design or performance of the Product (an “Improved Product”). OSUR shall not be obliged to make any improvement or modification to any Product or to make any Improved Product available for purchase by Distributor, except pursuant to Subsections (i) – (iii) below.

(i) Distributor shall have the right to submit suggested design changes and improvements for the Product to OSUR from time to time. OSUR shall consider such changes and improvements in good faith. In the event Distributor proposes any change or modification to the Product and OSUR is willing to make such change or modification, the parties shall determine in good faith appropriate changes to the Specifications, a sharing of costs to develop such change or modification if appropriate and a revised Price for the Product as so changed or modified. If the parties reach agreement on the foregoing matters with respect to an Improved Product, OSUR shall supply the Improved Product to the Distributor hereunder. It is recognized that Distributor has suggested that a modification be made to the Product. If such modification is warranted, OSUR agrees to use commercially reasonable efforts to develop the Product with such modification, subject to the foregoing provisions of this Section 4.4.4(b)(i). Notwithstanding the foregoing, any failure by OSUR to successfully develop or implement any change or improvement to the Product shall not constitute a breach of this Agreement or otherwise entitle Distributor to any compensation as a result thereof.

(ii) In the event that OSUR desires to make or makes a change or modification to the Product and desires to make such Improved Product available for purchase by Distributor hereunder, OSUR shall notify Distributor of such change or modification and any proposed changes to the Price, the Specifications and the other terms and conditions of this Agreement required thereby. The Distributor shall have a period of not less than thirty (30) days from receipt of the foregoing notice from OSUR to decide whether or not to accept the Improved Product and the proposed changes to the Price, Specifications and other terms or conditions of this Agreement proposed by OSUR. If Distributor agrees to the foregoing, or the parties otherwise agree to include the Improved Product in this Agreement, then OSUR shall supply the Improved Product to the Distributor hereunder.

(iii) In the event that Distributor does not agree to an Improved Product proposed under Subsection (ii) above, and the parties otherwise fail to agree to include the Improved Product herein, OSUR may nevertheless supply the Distributor with such Improved Product hereunder, at the Price and under the other terms and conditions of this Agreement then in effect, so long as the improvement or change made to the Product in order to create such Improved Product is required for safety reasons or in order to comply with any applicable legal or regulatory requirements. The Specifications shall be modified to reflect such Improved Product.

(c) Effect of Changed Product. In the case of the modified Product under Section 4.4.4(a) or any Improved Product under Sections 4.4.4(b)(i), (ii) or (iii), any changes to the Price, Specifications or other terms and conditions of this Agreement related thereto shall be set forth in an amendment to this Agreement or other written instrument executed by the parties and shall thereafter be deemed to be the applicable Price, Specifications and other terms and conditions hereunder and such modified or Improved Product shall be deemed to be the Product hereunder. Once the modified or Improved Product is available, OSUR shall not be obliged to manufacture or supply the prior form of Product and the supply of such modified or Improved Product to Distributor shall satisfy in full OSUR’s supply obligations hereunder. Notwithstanding the foregoing, OSUR and Distributor shall cooperate in determining a reasonable timing for launching the modified or Improved Product into the OTC Market in the Territory. Distributor shall be responsible for obtaining, at its cost, all regulatory approvals, clearances or registrations required in the OTC Market in the Territory, including a CE mark, that are required as a result of any modified or Improved Product, and OSUR shall cooperate with Distributor in such efforts, except that OSUR shall pay the costs of obtaining the approvals for the modified Product described in Section 4.4.4(a) and any Improved Product described in Section 4.4.4(b)(iii).

4.5. Purchases of Product.

(a) Distributor shall order Product by issuing binding purchase orders (each, a “Purchase Order”) to OSUR pursuant to the terms of this Agreement. Each Purchase Order shall be subject to Section 4.3 and shall state the quantity and SKU or Part Number for the Product to be purchased, delivery date(s), routing instructions, destination(s) and confirmation of the applicable Price hereunder. OSUR shall indicate its acceptance or rejection of a Purchase Order within five (5) Business Days after receipt; provided that OSUR may reject a Purchase Order, in whole or in part, only if: (i) the Purchase Order fails to comply with the terms and conditions of this Agreement; (ii) the delivery date or dates in such Purchase Order are less than ninety (90) days from the date of OSUR’s receipt of the Purchase Order; (iii) Distributor shall have failed to forecast a sufficient quantity of canisters with sufficient lead times, as required under Section 4.5(b), to enable OSUR to assemble the Product covered by the Purchase Order; or (iv) the volume under the Purchase Order and all other accepted Purchase Orders covering the same period exceeds the volume in Distributor’s then current forecast (delivered pursuant to Section 4.6) for such period by more than fifty percent (50%). If requested by Distributor following Distributor’s receipt of OSUR’s rejection notice under clause (iv) above, OSUR will use commercially reasonable efforts to deliver the excess volume of Product on the delivery dates specified in the rejected Purchase Order, but OSUR’s failure to so deliver the excess volume shall not be a breach of this Agreement. In no event shall OSUR be liable to any third party for OSUR’s failure to deliver Product to Distributor by any delivery due date set forth in any Purchase Order. Each Purchase Order shall be for a minimum of *** Units of Product and Distributor shall order not less than *** Units of any Product with a single or the same SKU or Part Number.

(b) In each monthly forecast delivered pursuant to Section 4.6, Distributor shall provide OSUR with the monthly quantity of canisters needed to fill all Purchase Orders issued under Section 4.5(a); provided that Distributor shall provide OSUR with a forecast for canisters needed to assemble the Units of Product to be purchased under each such Purchase Order at least *** (***) days in advance of the applicable delivery date or dates for such Units of Product. In the event this Agreement terminates or expires and OSUR has remaining inventory of canisters ordered in reliance on a forecast received from Distributor, the disposition of such excess canisters shall be governed by Section 12.3.4 hereof.

4.6. Forecasts. Within thirty (30) days after the Effective Date, Distributor shall provide to OSUR a written forecast of Distributor’s anticipated monthly requirements for Product during the first Contract Year. Thereafter, by the fifteenth (15th) day of each month during the Term, Distributor shall provide OSUR with an additional, written forecast of Distributor’s anticipated monthly requirements for the Product during the subsequent twelve (12) month period beginning with the next full month, including a forecast of the monthly quantities of canisters required to fill Purchase Orders issued by Distributor in accordance with Section 4.5(b). Subject to Section 4.5(b), each forecast required to be delivered by Distributor under this Section 4.6 shall be nonbinding except for the first three (3) months of such forecast, which shall constitute a binding commitment to purchase by Distributor.

4.7. Shipment. OSUR shall ship Products EX WORKS (Incoterms 2000) the Assembly Contractor’s facilities. OSUR shall fill Purchase Orders that comply and are accepted in accordance with Section 4.5. All risk of loss, damage, spoilage, improper storage, mishandling and negligence for all Product shall pass to Distributor at the time of delivery to the shipper at the Assembly Contractor’s facilities. At Distributor’s request made in its Purchase Order, OSUR may, on Distributor’s behalf, choose a carrier, arrange for transportation of the Product to Distributor or Distributor’s customers, insure the Product during shipment, and pay any export or import duties or other charges. OSUR shall charge Distributor for all such expenditures in addition to the Price of the Product. OSUR shall ensure that all Products are suitably packed for shipment in OSUR standard containers. OSUR shall provide to Distributor, not less than three (3) Business Days in advance of each shipment, all necessary information relating to such shipment, including without limitation, the number of Units, cases, pallets and lot numbers.

4.8. Records.

4.8.1. By Distributor. Distributor shall maintain accurate and complete records of each sale of the Product, including without limitation, the name and address of the purchaser, the date of purchase, quantity, type, batch numbers and SKU or Part Number of Product sold in each Country, total volume of Product sold in the Territory and in each Country, and information regarding other products that compete with any of the Products in the Territory known to Distributor. Distributor shall maintain such records for at least three years from the date of sale, or such longer period as reasonably requested by OSUR. In addition to the foregoing, Distributor shall comply with all record-keeping requirements imposed by regulatory or governmental authorities in each Country in the Territory. Upon request, Distributor shall provide OSUR with copies of any records required to be maintained under this Section 4.8.1, including such records as may be necessary for OSUR to comply with all regulatory approvals related to the import, marketing, sale, use or distribution of the Products in the Territory and any other requirements of any regulatory or governmental authority.

4.8.2. By OSUR. OSUR shall maintain accurate and complete records with respect to its performance under this Agreement with respect to the manufacture, supply and quality control of the Product necessary to comply with the Quality System Regulation as promulgated by the U.S. Food and Drug Administration (“QSR”), the Medical Device Directive and the requirements of the International Standards Organization (“ISO Standards”). OSUR shall maintain such records for at least three (3) years, or such longer period as may be required by the QSR, Medical Device Directive or ISO Standards. In addition, upon reasonable advance notice by Distributor, OSUR’s records shall, upon request but in no event on more than one occasion during any Contract Year, be made available during normal business hours for inspection by Distributor. OSUR shall also use commercially reasonable efforts to cause the Assembly Contractor to comply with the foregoing record-keeping requirements and to make such records available to Distributor in accordance with this Section 4.8.2.

4.9. Failure to Supply. If, during any Contract Year, OSUR is unable for any reason (other than Distributor’s failure to comply with Section 4.2 or 4.5(b)) to supply at least *** in accordance with the terms and conditions of this Agreement, ordered by binding Purchase Orders in compliance with the terms of Section 4.5 (which quantity shall not include excess quantities contemplated by Section 4.5(a)(iv)) for delivery in any calendar quarter, and such failure continues for at least ninety (90) days after the delivery date set forth in such Purchase Order, then Distributor may elect to obtain a supply of a replacement product (the “Replacement Product”) from a third party (a “Third Party Supplier”) in an amount equal to the quantity of Product OSUR is unable to supply. Distributor shall notify OSUR in writing of its election no later than thirty (30) days after the end of the ninety (90) day period specified above. If Distributor exercises its right under this Section 4.9, such action shall be Distributor’s sole and exclusive remedy in the event of a failure to supply OSUR. OSUR shall cooperate with Distributor in order to enable such Third Party Supplier to supply Replacement Product as required under this Section 4.9; provided that any such Third Party Supplier executes a confidentiality agreement in form and substance reasonably satisfactory to OSUR in order to maintain the confidentiality of any proprietary information provided by OSUR to such Third Party Supplier. Nothing in this Section 4.9 shall require OSUR to transfer (by license or otherwise) to a Third Party Supplier any patent or other intellectual property rights to the Product. During the period that a Third Party Supplier is manufacturing and supplying Replacement Product under this Section 4.9, OSUR agrees that it will not enforce any patent rights owned or licensed by OSUR against Distributor, the Third Party Supplier or any customer of Distributor in respect of the manufacture, marketing, distribution or sale of the Replacement Product in accordance with this Agreement. If Distributor exercises its right to have a Third Party Supplier manufacture and supply a Replacement Product pursuant to this Section 4.9 and thereafter during the Term OSUR desires to resume supplying Distributor with the Product (whether by OSUR, through another source or otherwise), then OSUR shall notify Distributor of such desire. Distributor shall then resume purchasing Product exclusively from OSUR for the remainder of the Term of this Agreement as soon as OSUR demonstrates to Distributor’s reasonable satisfaction that OSUR (whether by OSUR, another source or otherwise) is capable of reestablishing a satisfactory supply of Product. Distributor agrees that it will not enter into any contracts with Third Party Suppliers in accordance with this Section 4.9 under which the Distributor cannot terminate its purchase commitments for Replacement Product within ninety (90) days in order to permit the resumption of supply by OSUR in accordance herewith.

4.10. Nondiscrimination. In supplying Product to the Distributor hereunder, OSUR shall supply such Product to the Distributor and OSUR’s other customers in a nondiscriminatory manner.

5. INTELLECTUAL PROPERTY.

5.1. Branding and Packaging. Product labeling, packaging and package inserts and instructions shall be in the form approved by or which is in compliance with applicable regulatory authorities in the Territory, and shall use the “Scholl” trademark and trade dress of Distributor (“Distributor Trademarks”), in accordance with this Section 5.1. The parties shall cooperate in the design of the package labeling, packaging, inserts and instructions for Product, and the final Product labeling, packaging, inserts and instructions shall be subject to written approval by both parties, which shall not be unreasonably withheld or delayed. Distributor shall ensure that all Product purchased hereunder is distributed into the OTC Market in the Territory only with the labeling, packaging, inserts and instructions approved in writing by OSUR. Distributor shall be responsible for supplying adequate quantities of all packaging, labeling and package inserts and instructions in accordance with Section 4.2. Distributor hereby consents to OSUR’s use of the Distributor Trademarks on labeling, package inserts and instructions and packaging used to assemble and ship the Product.

5.2. Promotional Materials. Distributor shall produce and use sufficient quantities of promotional materials, including sales aids, brochures, product briefs, advertisements and similar materials relating to the Product (including references and/descriptions on its website), which are in Distributor’s reasonable judgment appropriate for each specific Country, for purposes of promoting, marketing, selling and distributing the Product in the OTC Market; provided that all such materials (in print, electronic or any other type of media) shall be subject to the written approval of OSUR prior to their use (which approval shall not be unreasonably withheld or delayed). In addition, Distributor shall provide appropriate customer support to maintain and foster customer satisfaction.

5.3. No Other Rights; Allocation of Goodwill. Except for the rights herein, neither party shall acquire any right, title, or interest in any trademark, trade name, logo or trade dress, copyright, patent, or any other intellectual property rights of the other party by reason of this Agreement.

5.4. Effect of Termination. Upon termination of this Agreement, both parties shall immediately cease all use of the other party’s trademarks, trade names, logos and trade dress, except such use as is necessary to complete the manufacturing, assembly and sale of Product under open Purchase Orders at the time of termination, to complete the manufacturing and assembly of Product with OSUR’s remaining inventory of components therefore and to sell off such party’s Product inventory, as permitted under Section 4.5(b) or 12.3.4.

6. APPROVALS.

6.1. CE Mark. To the extent it has not done so prior to the Effective Date, Distributor shall obtain, as soon as reasonably practicable after the Effective Date, a CE Mark on the Product pursuant to Council Directive 93/42/EEC of 14 June 1993 concerning medical devices (the “Medical Device Directive”) and shall maintain such CE Mark on the Product during the Term of this Agreement. Distributor shall be appointed as the European authorized representative for purposes of the Medical Device Directive and OSUR shall provide Distributor with all reasonable assistance with respect to obtaining and maintaining the CE Mark, at no cost for OSUR. Distributor shall comply with all obligations placed on the European authorized representative by the Medical Device Directive. Distributor shall provide OSUR with copies of all documents and significant correspondence sent or received in connection with obtaining authority to affix a CE Mark, including any agreement with a notified body.

6.2. Regulatory Approval and Compliance by Distributor. To the extent Distributor has not already done so prior to the Effective Date, Distributor shall obtain, as soon as reasonably practicable after a CE Mark has been obtained for the Product, all government approvals (other than the CE Mark) necessary to import the Product into and market and sell the Product in the OTC Market in the Territory. Distributor shall maintain all such approvals during the Term of this Agreement. Distributor shall, promptly upon receipt, provide OSUR with copies of all approvals and all significant correspondence with or from (including any notices from) any governmental agency with respect to the Product or such approvals. Distributor shall also immediately inform OSUR of any government invalidation of any approval to import, use, market, distribute or sell Product in the OTC Market in the Territory.

6.3. Clinical Trial Protocol. OSUR shall review and approve (which approval shall not be unreasonably withheld or delayed) each protocol for clinical testing or evaluation of the Product required in the Territory; provided that each such protocol shall comply with all applicable legal and regulatory requirements in the Territory. If required to obtain any governmental approval, Distributor shall perform or use its best efforts to cause the government of the Territory to undertake a clinical trial or evaluation in the Territory using the protocol approved by OSUR. Distributor shall obtain OSUR’s written consent (not to be unreasonably withheld or delayed) prior to initiating any clinical trial with respect to the Product. Distributor agrees to assume any and all clinical trial or evaluation costs necessary to obtain such approvals (except to the extent necessitated by changes to the Product by OSUR pursuant to Section 4.4.4(a) or 4.4.4(b)(iii)) and act if necessary as the sponsor of such trial under applicable laws and assume all related obligations (including insurance obligations). OSUR shall have a non-exclusive, perpetual and royalty-free right to use the results of such trials for any commercial or other purpose. Immediately upon receipt of documentation confirming registration of the Product in the Territory, Distributor shall provide to OSUR written copies of such documentation issued by the relevant governing body in the Territory.

6.4. Technical Data. OSUR shall use commercially reasonable efforts to provide Distributor with all available technical data and assistance reasonably required by the government of any Country in the Territory in order to receive regulatory approval to market the Product in the OTC Market in such Country, provided that OSUR shall not be obligated to disclose such information if it cannot be assured that (i) the information will be treated confidentially in the manner described in Section 11 and (ii) the information will not be made publicly available.

6.5. New Indications. The Parties acknowledge that the Product is currently intended only for use in removing common warts and plantar warts (verrucas). In no event shall Distributor seek to obtain or obtain any regulatory approval or license, or otherwise distribute the Product, for removal of any other types of skin lesions, without the prior written consent of OSUR, which may be withheld or granted in OSUR’s sole discretion.

7. PAYMENT TERMS; MINIMUM PURCHASE COMMITMENTS.

7.1. Payment Terms. Product shall be invoiced by OSUR upon shipment. Distributor shall pay OSUR all amounts due under this Agreement no later than forty-five (45) days from the date of an invoice from OSUR for such amounts. Overdue amounts shall bear interest at a rate of one percent (1%) per month or such lower rate required by law, until paid. Distributor shall not have any right to set off or withhold any amounts due OSUR hereunder arising out of, or based upon, any counter-claim, breach of contract, tort or other action against OSUR.

7.2. Total Territory Minimum Quantity. Distributor agrees to purchase during each Contract Year an aggregate quantity of Product sufficient to meet the Total Territory Minimum

Quantity for such Contract Year. To the extent Distributor purchases more than the Total Territory Minimum Quantity in any Contract Year, such excess shall not be counted towards meeting the Total Territory Minimum Quantity in any subsequent or prior Contract Year.

7.3. Territory A Minimum Quantities. Distributor agrees to purchase during each Contract Year a quantity of Product for sale in each Territory A Country, which is sufficient to meet the Territory A Minimum Quantity for such Territory A Country for such Contract Year. To the extent Distributor purchases more than the Territory A Minimum Quantity for any Territory A Country in any Contract Year, such excess shall not be counted towards meeting (i) the Territory A Minimum Quantity for such Territory A Country in any subsequent or prior Contract Year or (ii) the Territory A Minimum Quantity for any other Territory A Country.

7.4. Total Territory B Minimum Quantity. Distributor agrees to purchase during each Contract Year a quantity of Product for sale in the Territory B Countries which is sufficient to meet the Total Territory B Minimum Quantity for such Contract Year. To the extent Distributor purchases more than the Total Territory B Minimum Quantity in any Contract Year, such excess shall not be counted towards meeting (i) the Total Territory B Minimum Quantity for any prior or subsequent Contract Year or (ii) the Territory A Minimum Quantity for any Territory A Country.

7.5. Effect of Failure to Meet Minimums. In the event Distributor fails to meet any of the minimum purchase commitments set forth in Sections 7.2, 7.3 or 7.4, above, OSUR shall have the termination and conversion rights set forth in Section 12.2.3. The exercise of its rights under Section 12.2.3 shall be OSUR’s sole and exclusive remedy in the event Distributor fails to meet any of the minimum purchase quantities set forth in Sections 7.2, 7.3 or 7.4, above.

7.6. Purchases. In order to determine whether a purchase of Product by Distributor occurs within a particular Contract Year for purposes of meeting the minimum purchase commitments set forth in Sections 7.2, 7.3 and 7.4, a purchase of Product shall be deemed to occur when such Product is delivered and title and risk of loss for such Product transfers to Distributor under Section 4.7.

7.7. Minimums During Renewal Terms. In the event this Agreement is extended for one or more Renewal Terms, the Total Territory Minimum Quantity, the Territory A Minimum Quantities, the Total Territory B Minimum Quantity and any other or different minimum purchase commitments for each Contract Year during such Renewal Term shall be subject to negotiation by the parties.

8. WARRANTIES.

8.1. Limited Product Warranties. OSUR warrants to Distributor that: (a) the Product, when shipped, will conform to the specifications as set forth in the Specifications; and (b) the Product shall be free from defects in materials and workmanship for a period equal to the stated shelf life for such Product (the “Warranty Period”).

8.2. OSUR DISCLAIMER. THE EXPRESS LIMITED WARRANTIES FOR THE PRODUCT SET FORTH IN SECTION 8.1. OF THIS AGREEMENT AND THE ADDITIONAL REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 9.1.2 OF THIS AGREEMENT ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES BY OSUR, WHETHER EXPRESSED OR IMPLIED. OSUR HEREBY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, WHETHER ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

8.3. Distributor’s Warranty Remedies. During the Warranty Period, OSUR shall replace, at OSUR’s expense, or at Distributor’s option, refund or credit the purchase Price of, any Product that does not comply with the limited warranty set forth in Section 8.1 of this Agreement. OSUR’s obligation to replace defective Products or provide a credit or refund pursuant to this Section 8.3 shall not apply to any Products that have been subjected to misuse, mishandling, storage in a manner inconsistent with labeling, neglect, modification or unusual physical or chemical stress after delivery to Distributor. This Section 8.3 states Distributor’s sole and exclusive remedy for failure of any Product to comply with the limited warranties set forth in Sections 8.1.

9. REPRESENTATIONS AND ADDITIONAL WARRANTIES; INDEMNIFICATION.

9.1. Representations and Additional Warranties.

9.1.1. By Distributor. Distributor represents and warrants to OSUR as follows: (a) Distributor has full corporate power and authority to enter into and carry out its obligations under this Agreement; (b) the execution, delivery and performance of this Agreement will not conflict with, are not inconsistent with and will not result in any breach of any terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under any agreement, contract, document or instrument to which Distributor is a party or by which it is otherwise bound; (c) this Agreement has been duly executed and delivered by Distributor and constitutes the legal, valid and binding obligation of Distributor, enforceable against Distributor in accordance with its terms; and (d) no authorization, consent, approval or similar action of or by any third party is required for or in connection with Distributor’s authorization, execution, delivery or performance of this Agreement; and (e) the use of the Distributor Trademarks will not constitute an infringement or dilution of a third party’s trademark rights in the Territory. In addition, Distributor recognizes that OSUR is not fully familiar with the laws, rules, regulations and policies of each jurisdiction within the Territory and that OSUR has entered into this Agreement with Distributor (and will perform this Agreement) in reliance upon the following representations and warranties made by Distributor on the date hereof and on each date that Product is shipped or sold that: (i) none of this Agreement, the relationship created hereby or the performance hereof is contrary to the laws, rules, regulations or policies of any government, commission, agency or instrumentality having jurisdiction within the Territory; and (ii) Distributor has not refunded and will not refund, either directly or indirectly, any funds to any director, officer, employee or other representative of OSUR.

9.1.2. By OSUR. OSUR represents and warrants to Distributor as follows: (a) OSUR has full corporate power and authority to enter into and carry out its obligations under this Agreement; (b) the execution, delivery and performance of this Agreement will not conflict with, are not inconsistent with and will not result in any breach of any terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under any agreement, contract, document or instrument to which OSUR is a party or by which it is otherwise bound; (c) this Agreement has been duly executed and delivered by OSUR and constitutes the legal, valid and binding obligation of OSUR, enforceable against OSUR in accordance with its terms; (d) the manufacture, sale and use of the Product will not infringe upon, or constitute a misappropriation of, any third party’s intellectual property rights; and (e) no authorization, consent, approval or similar action of or by any third party is required for or in connection with OSUR’s authorization, execution, delivery or performance of this Agreement.

9.2. Indemnification.

9.2.1. By Distributor. Distributor shall indemnify, defend and hold harmless OSUR, its Affiliates, and the respective directors, officers, employees, agents and representatives of each of the foregoing, from and against any and all claims, suits and proceedings by a person or entity (other than a party to this Agreement or such party’s Affiliates) (individually and collectively, “Claims”), and any and all losses, obligations, damages, deficiencies, costs, penalties, liabilities, assessments, judgments, amounts paid in settlement, fines, and expenses (including court costs and reasonable fees and expenses of attorneys) in respect of any Claims (individually and collectively, “Losses”): (a) arising out of the negligence or willful misconduct of Distributor or its Affiliates, employees, agents or any other person for whose actions Distributor is legally liable; (b) for bodily injury, personal injury, death, property damage or other injury caused by or arising out of or in connection with the use, handling or storage of any Product by a consumer or other end-user in a manner inconsistent with the applicable package insert or labeling or instructions for such Product (including without limitation for any indication or intended use not explicitly described or claimed in the applicable Product insert) or any misuse, mishandling or improper storage of any Product by Distributor, any subdistributor or agent of Distributor; (c) arising out of or in connection with any promotional material, advertisement or claim made by Distributor or any sub-distributor or agent of Distributor or product labeling, insert, instructions or packaging, which is not approved in writing in advance by OSUR; (d) arising out of or in connection with a material breach by Distributor of any of its obligations under this Agreement including, without limitation, its obligations under Section 6 and any representations or warranties set forth in Section 9.1.1, or the acts or omissions of any distributor, sub-distributor or agent of Distributor or any person or entity claiming to be acting pursuant to authority from Distributor; (e) arising out of the failure to manufacture or supply Distributor Components in accordance with Section 4.2; or (f) arising out of any claim that any of the Distributor Trademarks constitutes an infringement or dilution of a third party’s trademark rights in the Territory; provided, however, that Distributor shall have no liability to OSUR for any Claims or Losses to the extent that such Claims or Losses result from or arise out of: (i) the negligence or willful misconduct of OSUR or its Affiliates, employees, agents or any person for whose actions OSUR is legally liable; (ii) a material breach by OSUR of any of its obligations under this Agreement or its representations or warranties set forth in Section 9.1.2; (iii) in the case of clause (e) above, any failure by OSUR to perform its obligations under Section 4.2; or (iv) any occurrence for which OSUR has liability to Distributor pursuant to Section 9.2.2.

9.2.2. By OSUR. OSUR shall indemnify, defend and hold harmless Distributor, its Affiliates, and the respective directors, officers, employees, agents and representatives of each of the foregoing, from and against any and all Claims and Losses: (a) for bodily injury, personal injury, death, property damage or other injury caused by the defective design or manufacture of the Product (excluding the Distributor Components) or the inadequacy, inaccuracy and insufficiency of any product labeling approved in writing or developed by OSUR prior to its use; (b) arising out of the negligence or willful misconduct of OSUR or its Affiliates, employees, agents or any other person for whose actions OSUR is legally liable; (c) arising out of or in connection with a material breach by OSUR of any of its obligations under this Agreement including any representations or warranties set forth in Section 9.1.2; or (d) arising out of a claim that any of the manufacture, marketing, import, sale or use of the Product infringes upon any lawful patent rights; provided, however, that OSUR shall have no liability to Distributor for any Claims or Losses to the extent that such Claims or Losses result from or arise out of: (i) the negligence or willful misconduct of Distributor or its Affiliates, subdistributors, employees, agents or any person for whose actions Distributor is legally liable; (ii) a material breach by Distributor of any of its obligations under this Agreement including any representations or warranties set forth in Section 9.1.1; or (iii) any occurrence for which Distributor has liability to OSUR pursuant to Section 9.2.1. In addition, OSUR shall have no liability to Distributor with respect to any Claims or Losses in connection with Product labeling under clause (a), above, if such labeling is not actually distributed with the Product without modification or alteration or Distributor fails to comply with its obligations hereunder with respect to Product packaging, labeling, inserts, instructions and promotional materials, including Sections 3.1.4, 4.2 and 5.1.

9.2.3. Indemnification Procedures. Each party shall provide prompt notice to the other of any actual or threatened Loss or Claim of which the other becomes aware; provided, that the failure to provide prompt notice shall only be a bar to recovering Losses or Claims to the extent that a party was prejudiced by such failure. In the event of any such actual or threatened Loss or Claim, each party shall provide the other information and assistance as the other shall reasonably request for purposes of defense, and each party shall receive from the other all necessary and reasonable cooperation in such defense including, but not limited to, the services of employees of the other party who are familiar with the transactions or occurrences out of which any such Loss or Claim may have arisen. It shall be a condition to indemnification that the indemnifying party be allowed to control the response to and any settlement or defense of any Claim, or the portion of any Claim, as to which indemnification is sought at the indemnifying party’s sole expense and with counsel of its own choosing. After notice from the indemnifying party to the indemnified party of its election to assume the defense of a Claim, the indemnifying party will not be liable to the indemnified party for expenses incurred by the indemnified party in connection with such Claim under this Agreement, other than the indemnified party’s reasonable costs of investigation or participation in such Claim, and except as provided below. The indemnified party shall have the right to employ its own counsel in any such Claim, but the fees and expenses of such counsel incurred after notice from the indemnifying party of its assumption of the defense of such Claim shall be at the expense of the indemnified party, unless (i) the employment of counsel by the indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such Claim, or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such Claim, in each of which cases the fees and expenses of the indemnified party’s counsel shall be paid by the indemnifying party. Neither party shall have the right to settle any Claim or agree to the entry of any judgment or other relief without the prior consent of the other party, which consent shall not be withheld or delayed unreasonably; provided that the indemnifying party may settle any Claim or agree to the entering of any judgment or relief if such settlement, judgment or relief includes a complete release of the indemnified party from the Claims at issue.

9.3. Additional Rights for Claims of Infringement. Without limitation to any of the rights and obligations of OSUR and Distributor under this Agreement, including but not limited to Section 9.2, if a third party asserts or threatens any Claim asserting: (a) that any of the manufacture, marketing, sale, use or distribution of the Product infringes upon, or constitutes a misappropriation of, such third party’s intellectual property rights in the Territory, then OSUR may, at its option (i) procure for Distributor a license to continue selling the Product, (ii) modify such items to make them non-infringing, or (iii) if neither of the foregoing is commercially practicable, terminate this Agreement with respect to sale of the infringing item in the jurisdiction in which infringement is asserted.

9.4. Insurance. Distributor and OSUR each represent, warrant, and covenant that during the Term, it shall maintain general liability insurance, including contractual liability coverage and products liability/completed operations coverage, at least sufficient to cover such party’s respective indemnification obligations under this Agreement and with a minimum aggregate limit of *** and a minimum limit per occurrence of ***. Such insurance shall be evidenced by one or more certificates of insurance delivered to the other party on an annual basis, naming such other party as an additional insured (or other substantially equivalent protection) and providing that the other party shall receive at least thirty (30) days’ prior written notice of cancellation or material change of any of the policies underlying such coverage. Any failure by Distributor to maintain the insurance coverage required by this Section 9.4 shall be a material breach of this Agreement.

10. RECALL; COMPLAINTS.

10.1. Recall. Each party shall immediately notify the other in writing should it become aware of any defect or condition that may render any Product in violation of any applicable requirement of law or regulation in the Territory or that may constitute a deviation from the warranties made by OSUR in Section 8.1. Upon the reasonable determination of OSUR (after consultation with Distributor), or upon the reasonable determination by Distributor if required by applicable law or regulation in the Territory, to recall the affected Product, OSUR and Distributor shall carry out any recall or replacement in full compliance with applicable laws and regulations and in the manner reasonably agreed by OSUR and Distributor in as expeditious a manner as possible and in such a way as to cause the least disruption and to preserve customer goodwill and the reputation of OSUR and Distributor. OSUR shall reimburse Distributor in full for all reasonable, direct costs of the recall or replacement of a Product, but only if the recall or replacement results from a defect in the manufacture or packaging of the Product or from any OSUR breach of warranty, and not from any action taken or omitted by Distributor, its Affiliates or entities or persons directly controlled by Distributor or for which it is legally responsible or from the Distributor Components. The direct costs for which OSUR shall reimburse Distributor shall be limited to direct and out-of-pocket costs, such as mailing and printing costs, freight, supervised destruction and other amounts paid or credited to third parties. OSUR shall have no liability to Distributor (or others) for indirect costs of the recall or replacement, such as lost profits, employee time, or overhead.

10.2. Consumer Communications and Complaints.

10.2.1. Communications. Distributor shall receive, collect, classify and organize routine communications from customers and consumers. From time to time, but not less frequently than annually or when reasonably requested by OSUR, Distributor will provide OSUR with a summary report of such communications.

10.2.2. Complaints. Distributor shall notify OSUR of the receipt of any complaints, reports, adverse events or reactions related to the Product, including any non-serious adverse events or reactions, improper performance or other performance related communications related to the Product, and shall forward all such complaints, reports, adverse events and reactions to OSUR along with all related information available to Distributor, as soon as practicable and in no event later than thirty (30) days after each Quarterly Period in which they occur (with the form of any summary or compilation of information to be mutually agreed by the parties); provided that Distributor shall notify OSUR of any deaths or serious adverse events or reactions within two (2) Business Days after receipt by Distributor. Distributor shall be responsible for investigating, responding to and reporting to all relevant health authorities all such complaints, adverse events and reactions and reporting, in accordance with applicable law and regulatory approvals for the Product in the Territory. Distributor shall provide OSUR with copies of all reports or other communications with health authorities regarding complaints, reports, adverse events and reactions. Distributor and OSUR shall cooperate as necessary and useful, to investigate and respond to all complaints of any nature. Distributor shall share its investigations and conclusions with OSUR within 10 Business Days after receipt of a potentially reportable complaint. Information or data (if any) bearing on safety or performance of the Product in a material respect arising from sales outside the OTC Market or Territory by OSUR or any licensee or other party authorized by OSUR shall be summarized and provided to the Distributor as reasonably required by the mutual interests of the parties, but not less frequently than annually.

10.3. Regulatory Inspection. OSUR shall advise Distributor in writing as soon as practicable if any regulatory authority inspects the facilities of OSUR or (if known by OSUR) the Assembly Contractor and issues any findings or makes any determinations relating to the manufacture and supply of the Product which is reasonably likely to materially affect OSUR’s ability to supply Product to Distributor under this Agreement.

10.4. Quality Audits. Upon reasonable advance written notice to OSUR, Distributor shall be entitled to perform quality audits of the facilities of OSUR or the Assembly Contractor where the Product is assembled in order to determine if the Product is manufactured and assembled in accordance with this Agreement; provided that any such audit shall occur during normal business hours and shall not interfere with the normal operations of the facility being audited. Distributor shall be permitted to perform a quality audit under this Section 10.4 no more frequently than once per Contract Year and shall provide OSUR with a written summary of the results of each such audit. The results of any audit and any information disclosed to Distributor during any audit shall be deemed to be Confidential Information of OSUR subject to the provisions of Section 11 hereof.

11. CONFIDENTIALITY AND NON-USE OF INFORMATION.

11.1. Confidential Information.

11.1.1. Definition of “Confidential Information.” As used in this Agreement, the term “Confidential Information” shall, subject to Section 11.2 of this Agreement, mean all technical (including, without limitation, Product specifications, design, components, compositions and formulations), financial (including, without limitation, any information obtained under Section 4.8 of this Agreement), commercial (including, without limitation, customer lists and identities) or other information of Distributor (or any of Distributor’s Affiliates) or OSUR (or any of OSUR’s Affiliates), as applicable, irrespective of the form of communication and whether or not disclosed prior to or after the Effective Date, other than information that was generally known or otherwise generally available to the public or the industry before disclosure to the other party, or information that becomes generally known to the public or the industry after such disclosure through no wrongful act or omission of the receiving party. Failure to mark or otherwise identify any information as confidential or proprietary shall not adversely affect its status as “Confidential Information.”

11.1.2. Obligations of Confidentiality and Non-Use.

(a) During the Term and at all times thereafter, neither Distributor nor OSUR shall disclose any of the other party’s Confidential Information. The foregoing shall not prohibit disclosures: (i) made to such party’s employees, agents or advisors who have a “need to know” the other party’s Confidential Information to the extent necessary to perform such party’s duties and obligations, or to enforce such party’s rights, under this Agreement; or (ii) compelled to be made by any requirement of law or pursuant to any legal or investigative proceeding before any court, or governmental or regulatory authority, agency or commission so long as the party so compelled to make disclosure of Confidential Information pertaining to the other party provides prior written notice (to the extent possible under applicable law) to such other party and uses its commercially reasonable efforts to cooperate with such other party to obtain a protective order or other similar determination with respect to such Confidential Information.

(b) During the Term and at all times thereafter, Distributor and OSUR shall not use any of the other party’s Confidential Information for its own direct or indirect benefit, or the direct or indirect benefit of any third party, except that each of Distributor and OSUR may use the other party’s Confidential Information to the extent necessary to perform its duties and obligations, or to enforce such party’s rights, under this Agreement.

(c) Each of Distributor and OSUR shall (i) take reasonable steps, whether by instruction, agreement, or otherwise, to cause its employees, agents and advisors who may have access to Confidential Information of the other party, to comply with its obligations under this Section 11 and (ii) shall be liable for the breach of this Section 11 by any of its employees, agents or advisors who may have access to Confidential Information of the other party.

11.2. Exceptions. Confidential Information shall not include information that: (a) a party can prove on the basis of the written record, was known by the receiving party at time of disclosure; (b) the receiving party can prove on the basis of the written record to have been independently developed for the receiving party after the time of disclosure by employees or third parties who have not had access to corresponding Confidential Information; or (c) was received by the receiving party, without restriction, from a third party not under any obligation to the other party not to disclose it and otherwise not in violation of the other party’s rights.

11.3. Remedies. Any breach of the restrictions contained in this Section 11 by either Distributor or OSUR is a material breach of this Agreement, which may cause irreparable harm to the other party entitling such other party to injunctive relief in addition to all other legal remedies.

11.4. Disclosure of this Agreement. The parties acknowledge that it is their intention to issue a press release concerning the execution of this Agreement. The parties shall cooperate in the preparation of such a release, which shall be subject to approval (not to be unreasonably withheld or delayed) of both parties. It is also understood that OSUR may need to publicly disclose and file a copy of this Agreement under applicable securities laws and regulations or the rules of a stock exchange, and OSUR shall be permitted to do so so long as it omits from such disclosure the financial terms and other competitively sensitive information contained in this Agreement to the extent permitted under applicable law. Distributor shall cooperate with OSUR in connection with the preparation and filing of such disclosure.

12. TERM AND TERMINATION.

12.1. Term. The term of this Agreement shall begin on the Effective Date and end on the last day of the tenth Contract Year or on such earlier date as this Agreement may be terminated pursuant to Section 12.2 of this Agreement (the “Initial Term”). The parties agree to consult with each other beginning three hundred sixty-five (365) days prior to the expiration of the Initial Term and any Renewal Term (as defined below) to decide whether to renew this Agreement for a successive period of five (5) years each (each, a “Renewal Term,” and together with the Initial Term, the “Term”). If so renewed, the terms of Agreement for each Renewal Term shall, subject to Section 7.7, be subject to negotiation and agreement by the parties and this Agreement shall continue through the end of the applicable Renewal Term, unless earlier terminated pursuant to Section 12.2.

12.2. Termination.

12.2.1. By Reason of Material Breach. This Agreement may be terminated by either Distributor or OSUR upon notice if the other party materially breaches any term or condition of this Agreement (other than a breach covered by Section 12.2.2 or 12.2.5) and fails to remedy the breach within thirty (30) days after being given notice thereof.

12.2.2. By Reason of Failure to Pay Amounts Owing. Either OSUR or Distributor shall have the right to terminate this Agreement if the other party shall have failed to pay timely any amounts due under this Agreement which nonpayment has not been cured within fifteen (15) days of receipt of notice thereof.

12.2.3. Failure to Meet Minimum Purchase Commitments.

(a) Total Territory. In the event Distributor fails to purchase Product in any Contract Year sufficient to meet the Total Territory Minimum Quantity for such Contract Year, then OSUR shall have the right, upon thirty (30) days prior written notice, to terminate this Agreement in its entirety or convert Distributor’s rights to the Product from exclusive to non-exclusive rights within the Territory.

(b) Territory A Countries. In the event Distributor fails to purchase Product in any Contract Year sufficient to meet the Territory A Minimum Quantity for any Territory A Country for such Contract Year, then OSUR shall have the right, upon thirty (30) days prior written notice, to terminate Distributor’s rights to such Territory A Country and remove such Territory A Country from this Agreement or to convert Distributor’s rights to the Product in such Territory A Country from exclusive to non-exclusive rights. In the event Distributor fails to purchase Product in any Contract Year sufficient to meet the Territory A Minimum Quantity for two (2) or more Territory A Countries for such Contract Year, then OSUR shall have the right, upon thirty (30) days prior written notice, to terminate this Agreement in its entirety or to convert Distributor’s rights to the Product from exclusive to non-exclusive rights within the entire Territory.

(c) Territory B. Countries. In the event Distributor fails to purchase Product in any Contract Year sufficient to meet the Total Territory B Minimum Quantity for such Contract Year, then OSUR shall have the right, upon thirty (30) days prior written notice, (i) to terminate this Agreement in its entirety, (ii) terminate Distributor’s rights with respect to the Territory B Countries and remove the Territory B Countries from this Agreement or (iii) convert Distributor’s rights to the Product in the Territory B Countries from exclusive to non-exclusive rights.

12.2.4. By Reason of Bankruptcy or Similar Proceedings. This Agreement may be terminated in its entirety by either party upon notice if the other party becomes the subject of insolvency or bankruptcy proceedings, ceases doing business, makes an assignment of assets for the benefit of creditors, dissolves, or has a trustee appointed for all or a substantial portion of such party’s assets.

12.2.5. By Reason of a Change of Control. The parties acknowledge and agree that this Agreement is entered into by OSUR in reliance upon the current management and ownership of Distributor. If the control (as defined in Section 1.1 herein) of Distributor changes and the surviving entity is a Prohibited Entity (as defined below) or Distributor is otherwise controlled (as defined by Section 1.1 herein) by a Prohibited Entity, OSUR may terminate this Agreement or convert Distributor’s rights hereunder from exclusive to non-exclusive, in its sole discretion, upon not less than ninety (90) days’ prior written notice to Distributor. If OSUR elects to exercise its right to terminate or convert under this Section 12.2.5 as a result of a change in control involving Distributor, OSUR must do so no later than sixty (60) days after receipt of written notice from Distributor that such a change in control has occurred or will occur. For purposes of this Agreement, the term “Prohibited Entity” shall mean a person or entity (i) that manufactures or sells any product(s) in any territories that directly or indirectly compete against the Product or any other product of OSUR or (ii) that has a financial or credit condition which, in the reasonable judgment of OSUR, is materially weaker than the financial or credit condition of Distributor at the time of the change of control.

12.3. Effect of Termination.

12.3.1. Subsisting Obligations. Termination or expiration of this Agreement shall not relieve the parties of any obligation arising prior to the effective date of such termination or expiration and shall not constitute a waiver of any right of the parties under this Agreement as a result of breach or default.

12.3.2. Remedies Upon Breach. If this Agreement is validly terminated by either Distributor or OSUR pursuant to Section 12.2. of this Agreement, then subject to the limitations set forth in Sections 7.5, 8.2, 8.3 and 13.5 of this Agreement, any and all rights and remedies available to the non-breaching party, whether under this Agreement, at law or in equity shall be preserved and survive the termination of this Agreement; provided, however, that Distributor shall not be entitled to a termination indemnity or penalty or similar damages or compensation if this Agreement is terminated in accordance with its terms.

12.3.3. Return of Confidential Information. Upon expiration of this Agreement or its termination by either party, each party, as the other may direct, shall destroy or return to the other promptly all tangible materials provided to it by the other that embody the other’s Confidential Information and shall erase or delete all such Confidential Information embodied in any magnetic, optical or similar medium or stored or maintained on any information storage or retrieval device, and shall provide an officer’s certificate regarding such destruction, return, erasure or deletion. Notwithstanding the foregoing, and subject to the provisions set forth in Section 11 of this Agreement, each party’s outside legal counsel may retain one (1) copy of such materials for archival purposes.

12.3.4. Inventory. Following expiration of this Agreement or its termination by either party, (i) Distributor may continue selling any inventory of Product remaining in its possession in accordance with its past business practices for a period of six (6) months after such expiration or termination, (ii) OSUR may complete, or cause the Assembly Contractor to complete, assembly of Product required to fulfill all then outstanding Purchase Orders and Distributor shall purchase all such Product at the Price set forth herein and (iii) at OraSure’s request, Distributor shall purchase all remaining components (including any excess canisters ordered by OSUR or the Assembly Contractor in reliance on a forecast from Distributor pursuant to Section 4.5(b)) not then assembled into Product remaining in OSUR’s or the Assembly Contractor’s inventory at OSUR’s cost therefore. Distributor may sell the Product and components purchased under clauses (ii) and (iii) above for a period of six (6) months after delivery of such Product and components to Distributor.

12.3.5. Transfer of Approvals. Upon expiration of this Agreement or its termination by either party, Distributor shall transfer to OSUR or its designee (or provide OSUR with all necessary assistance to obtain such transfer, as the case may be) all approvals and registrations (other than registrations of the Distributor’s Trademarks, including the SCHOLL mark) relating to the Product in the Territory which are in Distributor’s name or control.

12.3.6. Survival. The following Sections shall survive expiration or termination of this Agreement for any reason: Section 1, 2.4, 2.5, 3.1.5(b), 4.3, 4.4.1, 4.4.3, 4.5(b), 4.7, 4.8, 5.3, 5.4, 7.1, 8, 9, 10, 11, 12.3 and 13.

13. GENERAL PROVISIONS.

13.1. Currency. All amounts payable under this Agreement shall be paid in U.S. dollars, unless otherwise agreed in writing.

13.2. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, U.S.A., without reference to conflict of laws principles of any jurisdiction.

13.3. Force Majeure. Notwithstanding anything to the contrary set forth herein, neither party shall be liable in damages, nor shall either party have the right to terminate this Agreement for any delay or default in performing any obligation hereunder, if such delay or default is caused by conditions beyond the control of the relevant party, including but not limited to, acts of God, governmental restrictions or regulations, wars or insurrections, strikes, fire, floods, work-stoppages, lack of materials, and unforeseen occurrences or other occurrences beyond the control of the affected party; provided, however, that the party so affected shall employ such reasonable actions to avoid or to remove such cause of non-performance, and shall continue performance under this Agreement with the utmost dispatch whenever the relevant cause is abated; and further provided that if either party is unable to fulfill any relevant obligation under this Agreement due to any such cause, and this situation continues for a period of ninety (90) days, then the other party hereto shall have the right to terminate this Agreement by written notice.

13.4. Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation under this Agreement be assigned or transferred, by either party to a third party without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, either party may assign this Agreement without the other party’s consent in connection with the transfer or sale of all or substantially all of its businesses or assets, the sale or transfer of the division or line of business of the assigning party that includes the Product, or a change in control (as defined in Section 1.1) of the assigning party, so long as (i) the assigning party provides the other party with at least thirty (30) days advance written notice of such assignment, (ii) the assignee or surviving entity assumes in a written instrument reasonably acceptable to the non-assigning party all of the assigning party’s obligations hereunder, (iii) where Distributor is the assigning party, the assignee, surviving entity or controlling party is not a Prohibited Entity, and (iv) where OSUR is the assigning party solely in connection with the sale or transfer only of the division or line of business of OSUR that includes the Product, the assignee shall not be actively engaged, directly or indirectly, in the import, manufacture, sale or distribution of a Competing Product within the OTC Market in the Territory.

13.5. Limitation of Liability. NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, INCLUDING, WITHOUT LIMITATION, PUNITIVE DAMAGES, LOST PROFITS AND THE COST OF REPLACEMENT PRODUCT OR GOODS. THIS LIMITATION WILL APPLY EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. NOTHING IN THIS SECTION 13.5 SHALL PRECLUDE THE INCLUSION OF SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES INCURRED BY ANY PARTY ENTITLED TO INDEMNIFICATION UNDER SECTION 9.2 OF THIS AGREEMENT IN CONNECTION WITH ANY THIRD PARTY CLAIM, SUIT OR ACTION AGAINST SUCH PARTY WITHIN THE AMOUNT OF LOSSES INCURRED AS A RESULT OF SUCH THIRD PARTY CLAIM OR ACTION.

13.6. No Third Party Beneficiaries. Distributor and OSUR intend that only Distributor and OSUR will benefit from, and are entitled to enforce the provisions of, this Agreement. No third party beneficiary is intended under this Agreement.

13.7. Modifications; Waiver. No modification to this Agreement shall be effective unless such modification is in a writing, which is signed by a duly authorized representative of each of Distributor and OSUR. No waiver of any rights or breach or default under this Agreement shall be effective unless assented to in writing by the party to be charged with such waiver. The waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

13.8. Notices. Any required notices under this Agreement shall be given in writing at the address of each party set forth above, or to such other address as either party may substitute by written notice to the other in the manner contemplated in this Section 13.8, and shall be deemed given (a) when personally delivered; (b) if sent by recognized overnight courier service, on the next business day after deposit with such courier, properly addressed and fee prepaid; (c) if sent by U.S. certified mail, return receipt requested, on the seventh (7th) Business Day after deposit in the U.S. mail, properly addressed and postage prepaid; or (d) if sent by facsimile, upon and after the receipt of a machine-generated written confirmation report corresponding to the notice given evidencing the proper facsimile number of the receiving party, provided a copy of such notice is also sent by regular first-class U.S. mail. All notices shall be sent to the attention of the recipient’s president.

13.9. Descriptive Headings. The headings of the several sections of this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

13.10. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without such provision; provided that this severability provision shall not be effective if it materially changes the economic benefit of this Agreement to either Distributor or OSUR.

13.11. Prohibited Acts. Distributor shall not make any payment or take any other action that would violate the United States Foreign Corrupt Practices Act, the United States Anti-Boycott Regulations or any other law of the United States or any Country in the Territory.

13.12. Official Language. The official language of this Agreement is English. Documents or notices not originally written in English shall have no effect under this Agreement until they have been translated into English, and the English translation shall then be the controlling form of such documentation or notice.

13.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. A facsimile transmission of a signed original shall have the same effect as delivery of the signed original.

13.14. Expenses. Except as otherwise expressly set forth in this Agreement, Distributor and OSUR shall bear their own respective expenses incident to the preparation, negotiation, execution and delivery of this Agreement and to the performance of their respective obligations under this Agreement.

13.15. Alternate Dispute Resolution.

13.15.1. Agreement to utilize Alternate Dispute Resolution. Except for matters which relate to the enforcement of Section 11 of this Agreement, which matters shall not be required to be submitted to mediation or arbitration, any controversy or claim between Distributor and OSUR arising out of or relating to this Agreement, or any breach of this Agreement, including without limitation, any claim that this Agreement, or any part thereof, is invalid, illegal or otherwise voidable or void, shall be submitted to neutral third party dispute resolution in the form of mediation before a mutually selected and agreed upon mediator who shall be neutral and experienced in the type of business contemplated herein. Should the parties be unable to agree on a mediator or should mediation fail, the parties shall then submit the dispute to arbitration before and in accordance with the then current commercial arbitration rules of the American Arbitration Association. Any mediation or arbitration shall take place in the New York County, NY, U.S.A. Judgment upon an arbitration award may be entered in any court having competent jurisdiction and shall be binding, final and non-appealable. No punitive or exemplary damages shall be awarded against either Distributor or OSUR. This Section 13.15.1 shall be deemed to be self-executing, and in the event either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party notwithstanding said failure to appear. Such arbitration shall take place in a neutral location as the parties may mutually agree. Each party shall bear its own costs incurred in connection with the mediation or arbitration proceeding.

13.15.2. Right to Seek Injunctive Relief Preserved. Nothing in the Agreement shall be construed as limiting or precluding either party from bringing any action in any court of competent jurisdiction for injunctive or other extraordinary relief as such party deems necessary or appropriate to compel the other party to comply with its obligations under Section 11 of this Agreement.

13.16. Entire Agreement. This Agreement constitutes the entire and exclusive agreement and understanding between Distributor and OSUR with respect to the subject matter of this Agreement, and supersedes and cancels all previous negotiations, agreements, and commitments, whether oral or in writing, in respect to the subject matter of this Agreement.

IN WITNESS WHEREOF, the undersigned duly authorized officers of OSUR and Distributor, respectively, hereby execute this Agreement on the date first above written on behalf of OSUR and Distributor, respectively.

ORASURE TECHNOLOGIES, INC.

By:	/s/ Douglas A. Michels
Print Name:	Douglas A. Michels
Title:	President and Chief Executive Officer

SSL INTERNATIONAL PLC

By:	/s/ Rob Gillingwater
Print Name:	Rob Gillingwater
Title:	Footcare Supply & Procurement Director

By:	/s/ M.J. Pilkington
Print Name:	M.J. Pilkington
Title:	Group Supply Chain Director

EXHIBIT A

Territory

The following Countries constitute the Territory:

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EXHIBIT B

Product Specifications

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EXHIBIT C

Purchase Minimums

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EXHIBIT D

Prices*

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*	This Exhibit shall be modified from time to time to include Prices for Product with different SKU or Part Numbers, pursuant to Section 4.4.1 of the Agreement. Prices shall also be modified pursuant to Sections 4.4.2 and 4.4.4